Exhibit 10.22

DATE 17 April 2023

(1)	Asian Prosperity Singapore Pte. Ltd.

(2)	Otsaw Digital Pte. Ltd.

Loan Agreement

PARTIES

(1)	Asian Prosperity Singapore Pte. Ltd. (Company Registration No.200700668N), a company incorporated in Singapore and whose registered office is at 8 Ubi View, #05-01 Serial System Building, Singapore 408554 (the ‘Lender’); and

(2)	Otsaw Digital Pte Ltd (Company Registration No. 20151186/R), a company incorporated in Singapore and whose registered office is at 10 Tampines North Drive 4, #01-03 JTC Space @Tampines North, Singapore 528553 (the ‘Borrower’).

(The Lender and the Borrower shall collectively be referred to as the ‘Parties’, and each a ‘Party’.)

Whereas the Lender has agreed to grant the Loan (as hereinafter defined) to the Borrower subject to the terms and conditions of this Agreement.

OPERATIVE PROVISIONS

1.	Definitions and interpretation

1.1	In this Agreement:

‘Authorisation’	an authorisation, consent, approval, permit, waiver, resolution, licence, exemption, filing, notarisation, order, lodgement or registration;

‘Business Day’	a day (other than a Saturday or Sunday or a public holiday) on which banks are open for general business in Singapore;

‘Companies Act’	the Companies Act 1967 of Singapore, as amended, modified or supplemented from time to time;

‘Drawdown Date(s)’	the actual payment date(s) of the Loan to the Borrower in accordance with Clause 2.3, being such date the Lender has received all of the documents and other evidence listed in Clause 4 (Conditions Precedent) in form and substance satisfactory to the Lender;

‘Event of Default’	any event or circumstance specified as such in Clause 10;

‘Group’	the Borrower and its subsidiaries;

‘Interest’	such interest rate as set out in Clause 5 of this Agreement;

‘Interest Payment Date’	such date falling on 27 June 2023;

‘Loan’	the loan for aggregate principal amount of Singapore Dollar Two Hundred Fifty Thousand Dollars (S$250,000) granted in the form of credit by the Lender to the Borrower pursuant to the terms of this Agreement;

‘Month’	a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month,

the above rules will only apply to the last Month of any period;

‘Party’	a party to this Agreement;

‘Repayment Date’	such date falling on 27 June 2023;

‘Security’	a mortgage, debenture, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

‘subsidiary’	shall have the meaning ascribed to it in Section 5 of the Companies Act;

‘Tax’	any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

‘Singapore Dollars’	or ‘S$’ means the lawful currency of Singapore; and

‘Unpaid Sum’	any sum due and payable but unpaid by the Borrower under this Agreement.

1.2	Unless a contrary indication appears, any reference in this Agreement to:

(a)	the ‘Lender’, the ‘Borrower’, any ‘Party’ or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)	‘assets’ includes present and future properties, revenues and rights of every description;

(c)	a ‘Finance Document’ or any other agreement, instrument or document is a reference to that Finance Document or other agreement, instrument or document as from time to time amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement, instrument or document;

(d)	‘indebtedness’ includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)	a ‘person’ includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(f)	a ‘regulation’ includes any regulation, rule, official directive, request, requirement or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(g)	a provision of law is a reference to that provision as amended or re-enacted; and

(h)	a time of day is a reference to Singapore time unless otherwise stated.

1.3	Clause and Schedule headings are for ease of reference only and words importing the singular number include the plural number and vice versa and words denoting the masculine only shall also include the feminine gender and vice versa and words importing persons shall include firms and corporations.

1.4	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.5	An Event of Default is ‘continuing’ if it has not been waived.

2.	Loan

2.1	Subject to the terms and conditions herein, the Lender hereby agrees to grant to the Borrower, and the Borrower agrees to accept from the Lender, the Loan. The Loan is a line of credit extended by the Lender to the Borrower for specific project financing of its business, and the Loan may be drawn down in whole or in part, as a single tranche or in multiple tranches at the Borrower’s discretion. For clarity, the Borrower is under no obligation to drawn down on any part of the Loan.

2.2	In the event the Loan is drawn down in multiple tranche, each drawdown shall be at least Singapore Dollars One Hundred Thousand (S$50,000.00). Should any Loan amounts be repaid prior to the Repayment Date, such Loan amounts shall be available for further drawdown, provided always that the total amount outstanding shall not exceed the Loan amount of Singapore Dollars Two Hundred Fifty Thousand Dollars (S$250,000.00). For clarity, all amounts outstanding shall be repaid by the Repayment Date, notwithstanding the date of each drawdown.

2.3	Subject to the satisfaction of Clause 4 (Conditions Precedent), the Borrower shall notify the Lender on the Drawdown Date(s) and drawdown amounts of the Loan by giving the Lender at least seven (7) business days’ written notice. The Loan shall be disbursed by the Lender to the Borrower on the Drawdown Date(s) by way of telegraphic transfer or cheque, made payable to: Otsaw Digital Pte. Ltd.

3.	Purpose and application of the loan

3.1	The Borrower shall use the Loan only to fund the projects of the Group.

3.2	The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions precedent

4.1	The obligation of the Lender to grant the Loan under this Agreement is conditional upon the following conditions being fulfilled to the satisfaction of the Lender by the date falling one week from the date of this Agreement (or such later date as the Lender may agree to (‘Back-stop Date’):

(a)	delivery of the copies of the Certificate of Incorporation, the Constitution and other constitutional documents of the Borrower, each certified as a true copy by a director of the Borrower;

(b)	delivery of an extract of the resolutions of the board of directors of the Borrower (each certified as a true copy or extract by any two (2) directors of the Borrower):

(i)	approving the terms of and the transactions contemplated by the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(c)	satisfactory replies to the composite litigation, winding up, insolvency, bankruptcy, judicial management, company and other related searches conducted against the Borrower who is incorporated, registered, domiciled or resident in Singapore;

(d)	determination by the Lender at its own discretion that there is no breach of any representations, warranties and undertakings required to be performed or caused to be performed by the Borrower under the Finance Documents since the date hereof;

(e)	there being no material adverse effect on the assets, properties, business, financial condition, prospects or operations of the Borrower or member of the Group or development or event involving a prospective change likely to result in a material adverse effect to the condition (financial or otherwise), prospects, results of operations or general affairs of the Borrower or member of the Group since the date hereof; and

(f)	delivery of a post-dated cheque in a amount of Singapore Dollar Two Hundred Sixty Five Thousand Dollars (S$265,000) by the Borrower in favour of the Lender; and

(g)	delivery of any other document which the Lender may require.

5.	Loan Facility Fee and Interest

5.1	The Borrower shall pay interest on the Loan, at the rate of 3% per annum, to be calculated in and from the Drawdown Date, accruing monthly on the basis of the actual days elapsed on a 365-day year rounded (if necessary) down to two decimal places.

5.2	The Borrower shall pay accrued interest in arrears on the Loan on Interest Payment Date.

5.3	If the Borrower fails to pay an amount payable in connection with this Agreement on the due date for payment, it will pay interest on that outstanding amount from the due date until the date of payment of such amount (whether before or after judgment) at a rate of 6% per month. Interest is payable under this clause promptly on demand by the Lender or, if earlier, on the date on which the Borrower pays an amount in respect of which the Interest is accruing. Any interest accruing under this clause shall be immediately payable by the Borrower on demand by the Lender. Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each interest period applicable to that Unpaid Sum but will remain immediately due and payable.

6.	Repayment

6.1	The Borrower shall repay the Unpaid Sum on the Repayment Date. Provided that where the Repayment Date is not a Business Day, the Borrower shall repay the Unpaid Sum on the Business Day immediately preceding the Repayment Date.

6.2	The Borrower may prepay the Loan (either in full or in part, at no extra cost to the Borrower) together with the Interest accrued up to the date of actual prepayment, prior to the Repayment Date by giving at least seven Business Days prior written notice to the Lender of such intention.

6.3	Save as otherwise provided in this Agreement, the Borrower shall repay the Unpaid Sum in full on the Repayment Date.

6.4	All sums payable by the Borrower under this Agreement shall be paid in S$ in full without any set- off or counterclaim and in cleared funds on the day in question to such bank account notified to the Borrower by the Lender.

7.	Costs and expenses

7.1	The Borrower shall on demand, pay to the Lender, the amount of all costs and expenses (including legal fees on a full indemnity basis) incurred by the Lender in connection with the negotiation, preparation, printing and execution of:

(a)	the Finance Documents and any other documents referred to in the Finance Documents; and; and

(b)	any other Finance Documents executed after the date of this Agreement.

7.2	If the Borrower requests an amendment, waiver or consent, the Borrower shall on demand, reimburse the Lender for the amount of all costs and expenses (including legal fees on a full indemnity basis) incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

7.3	The Borrower shall on demand, pay to the Lender, the amount of all costs and expenses (including legal fees on a full indemnity basis) incurred by the Lender in connection with the enforcement of or the preservation of any rights under any Finance Document.

8.	Representations and warranties

8.1	The Borrower hereby warrants, represents and undertakes to the Lender as follows:

(a)	the Borrower, to the best of its knowledge, each other member of the Group are companies duly incorporated and validly existing under the laws of the jurisdiction of incorporation or domicile (as the case may be) and have the power and authority to own their assets and to conduct their business which they conduct and/or propose to conduct;

(b)	this Agreement has been duly executed by the Borrower and constitutes legal, valid and binding obligations of the Borrower enforceable in accordance with the respective terms, except to the extent that such may be limited by bankruptcy, insolvency, reorganisation, moratorium and other laws affecting creditors’ rights and remedies generally;

(c)	the consummation by the Borrower of the transactions contemplated hereby does not and will not (a) conflict with or violate any provision of the formation and governing documents of the Borrower; (b) require on the part of the Borrower or any of its affiliates or shareholders, any filing with, or any permit, Authorisation, consent or approval of, any governmental entity; (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice, consent or waiver under, any contract or permit to which the Borrower is a party or by which the Borrower is bound or subject; (d) result in the creation or imposition of any encumbrances upon any of its assets; or (e) violate any law applicable to the Borrower;

(d)	the Borrower has full power and authority to execute this Agreement and to consummate the transactions and perform its obligations contemplated hereby and thereby;

(e)	all Authorisations required or desirable:

(i)	to enable the Borrower lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(ii)	to ensure that those obligations are valid, legally binding and enforceable;

(iii)	to make the Finance Documents admissible in evidence in Singapore and any other relevant jurisdiction; and

(iv)	for the Borrower to carry on its business as it is being conducted, have been obtained or effected and are in full force and effect;

have been obtained or effected and are in full force and effect;

(f)	no Event of Default has occurred;

(g)	the choice of Singapore law as the governing law of the Finance Documents and any judgment obtained in Singapore in relation to a Finance Document will be recognised and enforced in Singapore and any other relevant jurisdiction;

(h)	it is not necessary that this Agreement be filed, registered, recorded or enrolled with any court or other authority in any jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to this Agreement or the transactions contemplated herein;

(i)	all information as provided by the Borrower to the Lender, if required, is true and accurate in all respects as at the date it was provided or as at the date (if any) at which it is stated;

(j)	the Borrower’s payment obligations under the Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;

(k)	the Borrower is not required under any applicable law to make any deduction for or on account of Tax from any payment it may make under this Agreement;

(l)	save as disclosed to the Lender under Clause 4.1(c), no litigation, arbitration or administrative proceeding is taking place which may affect the Borrower’s abilities to perform or comply with its obligations under this Agreement or complete any transaction contemplated by this Agreement and the Borrower is not aware that any such proceeding is threatened;

(m)	the Borrower is solvent and is able to pay its debts (including subordinated and contingent debts) and the Borrower has not taken any corporate action nor has any legal proceeding or other procedure or step been taken, started or threatened in relation to anything referred to in Clause 10.1(d); and

(n)	neither the Borrower nor their respective assets, is entitled to immunity from suit, execution, attachment or other legal process and in any proceedings taken in Singapore in relation to this Agreement, and the Borrower shall not be entitled to claim immunity for itself or any of its assets arising from suit, execution or other legal process.

8.2	Each of the representations set out in this Clause 8 is deemed to be made by the Borrower by reference to the facts and circumstances then existing on each date for so long as this Agreement is in force.

9.	Covenants

The Borrower hereby covenants and agrees with the Lender that so long as any part of the Loan is outstanding:

(a)	each of the Borrower and member of the Group will carry on and conduct its affairs and business in a proper and efficient manner, will not cease to conduct and carry on its business substantially as now conducted and will not change the nature of its business substantially as now conducted and its organisation;

(b)

each of the Borrower and member of the Group, will not do, or suffer to be done or omitted, any act, matter or thing in or on or respecting any of its assets which shall contravene the provisions of any law affecting the same;

each of the Borrower and member of the Group, has obtained and will maintain all Authorisations in full force and effect and at all times comply with any applicable law or regulation and any condition of any authority required (i) to enable it to perform its obligations under this Agreement, (ii) to ensure the legality, validity, enforceability and admissibility in evidence of this Agreement in Singapore and any other relevant jurisdiction and (iii) in relation to the carrying on of its business and affairs;

(c)	subject to the prior consent of the Lender (such consent not to be unreasonably withheld), and save as otherwise disclosed to the Lender prior to date hereof, none of the Borrower nor members of the Group shall sell, transfer, lease, assign, encumber, dispose of or part with control of any interest in all or any part of its undertaking, business, rights, property or assets (tangible or intangible) (whether by a single transaction or a series of transactions) or contract to do so or acquire or contract to acquire any business, property or assets (tangible or intangible) or any interest therein other than in the ordinary course of business which could materially or adversely affect the repayment of the Unpaid Sum by the Borrower to the Lender under the Finance Documents;

(d)	payment obligations of the Borrower under this Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;

(e)	the Borrower shall, notify the Lender of:

(i)	the details of any investigation, litigation, arbitration, administrative or other proceeding or claim which is current, threatened or pending against the Borrower or any of its assets;

(ii)	the occurrence of any event which could materially or adversely affect the interests of the Lender under the Finance Documents; and

(iii)	any Event of Default (and the steps, if any, being taken to remedy it) and of any other event which might affect its ability to perform its obligations under or in connection with the Finance Documents, all such notification to be given to the Lender immediately after it has knowledge of the same and in the case of a notification of legal proceedings or threat thereof, the estimated amount of the potential liability, if ascertainable;

(f)	none of the Borrower nor members of the Group shall enter into any amalgamation, demerger, merger or corporate reconstruction.

10.	Event of default

10.1	Each of the events or circumstances set out in this clause is an Event of Default.

(a)	Non-payment

The Borrower does not repay any amount payable to the Lender pursuant to this Agreement as and when it falls due and payable or on demand if so payable, pursuant to this Agreement at the place at and in the currency in which it is expressed to be payable.

(b)	The Borrower does not comply with any provision of this Agreement.

(c)	Insolvency and bankruptcy

(i)	The Borrower or member of the Group is or is unable or admits inability to pay its debts as they fall due, stops, suspends or threatens to stop or suspend making payments on any of its debts or by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(ii)	The value of the assets of the Borrower or member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(iii)	A moratorium is declared in respect of any indebtedness of the Borrower or member of the Group.

(d)	Insolvency and bankruptcy proceedings

(i)	Any petition, application or the like is taken in relation to the Borrower or any analogous procedure or step is taken in any jurisdiction.

(ii)	Any action, legal proceedings or other procedure or step is taken in relation to:

(1)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group;

(2)	a composition, scheme, compromise, assignment or arrangement with any creditor of any member of the Group;

(3)	the appointment of a liquidator, receiver, trustee, administrative receiver, administrator, compulsory manager, judicial manager or other similar officer in respect of any member of the Group or any of their respective assets; or

(4)	enforcement of any security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

(e)	Cross default

(i)	Any Financial Indebtedness of the Borrower or member of the Group is not paid when due or within any applicable grace period.

(ii)	Any Financial Indebtedness of the Borrower or member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (howsoever described).

(iii)	Any commitment for any Financial Indebtedness of the Borrower or member of the Group is cancelled or suspended by a creditor of the Borrower, or member of the Group as a result of an event of default (howsoever described).

(iv)	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of that person due and payable prior to its specified maturity as a result of an event of default (howsoever described).

(v)	Any judgment or order made against the Borrower or member of the Group is not satisfied.

(vi)	The Borrower or member of the Group defaults under any foreign exchange or foreign exchange options transactions (or other similar transactions) or any derivative transactions entered into with any other persons.

(f)	Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower or any member of the Group.

(g)	The Borrower or member of the Group is declared by the Minister of Finance to be a company to which Part IX of the Companies Act applies.

(h)	Any representation or statement made or deemed to be made by the Borrower pursuant to this Agreement proves to have been incorrect or misleading in any aspect when made or deemed to be made.

(i)	The Borrower suspends or ceases to carry on all or a material part of its business as it is currently undertaking.

(j)	Any provision of this Agreement shall become invalid or unenforceable for any reason whatsoever or the Borrower repudiates this Agreement or evidences such intention.

(k)	It becomes contrary to any law or regulation for the subsistence of the Loan, or for the Lender or the Borrower, to perform any of its obligations under this Agreement.

(l)	Any event occurs which under the law of any relevant jurisdiction has an analogous or equivalent effect to any of the events mentioned in this clause.

(m)	Any other event or circumstance occurs which, in the opinion of the Lender, might have a material adverse effect.

10.2	On and at any time after the occurrence of an Event of Default which is continuing, the Lender may by notice to the Borrower declare that the Loan and all other amounts accrued or outstanding under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable.

11.	Amendments

No amendment or modification of this Agreement shall be valid unless made in writing and signed by both Parties.

12.	Assignment

12.1	This Agreement shall ensure to the benefit of and be binding upon the respective successors of the Parties as well as the assigns of the Lender.

12.2	No party shall have the right to assign or transfer any of its respective rights under this Agreement and each party shall remain fully liable for all of its undertakings, agreements, duties, liabilities and obligations under this Agreement, and for the due and punctual observance and performance thereof

13.	Waivers

None of the terms of this Agreement may be waived without the prior written consent of the Lender and the Borrower (as the case may be).

14.	Notices

14.1	Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing and in the English language and shall be sent by telex, facsimile, or in writing.

14.2	Any notice hereunder shall be addressed as follows:

Lender:

Asian Prosperity Singapore Pte. Ltd.

Address	:	8 Ubi View, #05-01 Serial System Building, Singapore 408554

Email	:	victoria.goh@serialsystem.com

Borrower:

Otsaw Digital Pte. Ltd.

Address	:	10 Tampines North Drive 4, #01-03 JTC Space @Tampines North, Singapore 528553

Email	:	ling@otsaw.com

Attention	:	Ling Ting Ming

14.3	Any notice required to be given by any Party to the other shall be deemed validly served by hand delivery or by telefax or by prepaid registered letter sent through the post to its address given herein or such other address as may from time to time be notified for this purpose. Any notice served by hand shall be deemed to have been served on delivery, any notice served by telefax shall be deemed to have been served when sent provided that such notice sent by telefax shall thereafter be sent by post by way of a confirmation copy and any notice served by prepaid registered letter shall be deemed to have been served seven days after the time at which it was posted and in proving service it shall be sufficient to prove that the notice was properly addressed and delivered or posted, as the case may be.

15.	Entire agreement

This Agreement contains the entire understanding of the Parties hereto as to its subject matter and supersedes all prior discussions between them.

16.	Partial invalidity

The illegality, invalidity or unenforceability of any provision of this Agreement shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

17.	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

18.	Governing law

This Agreement shall be governed by and construed in accordance with Singapore law and the parties submit to the exclusive jurisdiction of the Singapore courts.

19.	Third party rights

The Parties to this Agreement do not intend that any term of this Agreement shall be enforceable solely under or by virtue of the Contracts (Rights of Third Parties) Act Cap. 53B by any person who is not a party to this Agreement.

In witness whereof this Agreement has been entered into on the date stated at the beginning.

The Lender	)
Signed by Goh Si Hui Victoria	)
For and on behalf of Asian prosperity
Singapore Pte. Ltd.	)
In the presence of
Signature	/s/ Goh Si Hui Victoria
Name
NRIC

The Borrower	)
Signed by Ling Ting Ming	)
For and on behalf of Otsaw Digital Pte. Ltd.	)
In the presence of
Signature
Name
NRIC	/s/ Ling Ting Ming